5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Third Quarter Ended September 30, 2022 Operating Results

Three Month Results
•Net revenue was $527.4 million
•Net income was $146.2 million
•Adjusted EBITDA was $251.2 million

Nine Month Results
•Net revenue was $1.50 billion
•Net income was $372.5 million
•Adjusted EBITDA was $685.8 million

Baton Rouge, LA – November 4, 2022 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2022.

"With acquisition-adjusted revenue growth at 6%, we were encouraged by our third-quarter revenue performance, particularly in light of the uncertain economic environment," Lamar chief executive Sean Reilly said. "We expect our expense growth to continue to normalize in the fourth quarter and into 2023, and based on current pacings, we are tracking to the top of our previously provided guidance range for full-year diluted AFFO per share."
Third Quarter Highlights

•Net revenue increased 10.6%
•Operating income increased 35.7%
•Adjusted EBITDA increased 8.9%
•Diluted AFFO per share increased 6.8%

Third Quarter Results
Lamar reported net revenues of $527.4 million for the third quarter of 2022 versus $476.9 million for the third quarter of 2021, a 10.6% increase. Operating income for the third quarter of 2022 increased $47.7 million to $181.0 million as compared to $133.3 million for the same period in 2021. Lamar recognized net income of $146.2 million for the third quarter of 2022 as compared to net income of $106.8 million for same period in 2021, an increase of $39.4 million. Net income per diluted share was $1.44 and $1.05 for the three months ended September 30, 2022 and 2021, respectively.

Adjusted EBITDA for the third quarter of 2022 was $251.2 million versus $230.7 million for the third quarter of 2021, an increase of 8.9%.

Cash flow provided by operating activities was $224.5 million for the three months ended September 30, 2022 versus $203.0 million for the third quarter of 2021, an increase of $21.5 million. Free cash flow for the third quarter of 2022 was $176.0 million as compared to $173.7 million for the same period in 2021, a 1.3% increase.

For the third quarter of 2022, funds from operations, or FFO, was $207.9 million versus $187.6 million for the same period in 2021, an increase of 10.8%. Adjusted funds from operations, or AFFO, for the third quarter of 2022 was $206.4 million compared to $192.5 million for the same period in 2021, an increase of 7.2%. Diluted AFFO per share increased 6.8% to $2.03 for the three months ended September 30, 2022 as compared to $1.90 for the same period in 2021.

Acquisition-Adjusted Three Months Results
Acquisition-adjusted net revenue for the third quarter of 2022 increased 6.0% over acquisition-adjusted net revenue for the third quarter of 2021. Acquisition-adjusted EBITDA for the third quarter of 2022 increased 5.7% as compared to acquisition-adjusted EBITDA for the third quarter of 2021. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2021 period for acquisitions and divestitures for the same time frame as actually owned in the 2022 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Nine Month Results

Lamar reported net revenues of $1.50 billion for the nine months ended September 30, 2022 versus $1.29 billion for the nine months ended September 30, 2021, a 15.8% increase. Operating income for the nine months ended September 30, 2022 increased $96.7 million to $467.9 million as compared to $371.2 million for the same period in 2021. Lamar recognized net income of $372.5 million for the nine months ended September 30, 2022 as compared to net income of $264.8 million for the same period in 2021, an increase of $107.8 million. Net income per diluted share was $3.66 and $2.61 for the nine months ended September 30, 2022 and 2021, respectively.

Adjusted EBITDA for the nine months ended September 30, 2022 was $685.8 million versus $596.6 million for the same period in 2021, an increase of 14.9%.

Cash flow provided by operating activities was $537.1 million for the nine months ended September 30, 2022, an increase of $48.9 million as compared to the same period in 2021. Free cash flow for the nine months ended September 30, 2022 was $477.0 million as compared to $444.4 million for the same period in 2021, a 7.3% increase.

For the nine months ended September 30, 2022, funds from operations, or FFO, was $561.8 million versus $459.8 million for the same period in 2021, an increase of 22.2%. Adjusted funds from operations, or AFFO, for the nine months ended September 30, 2022 was $555.2 million compared to $487.1 million for the same period in 2021, an increase of 14.0%. Diluted AFFO per share increased 13.5% to $5.46 for the nine months ended September 30, 2022 as compared to $4.81 for the same period in 2021.

Liquidity
As of September 30, 2022, Lamar had $857.3 million in total liquidity that consisted of $738.7 million available for borrowing under its revolving senior credit facility, $39.2 million under its Accounts Receivable Securitization Program and $79.4 million in cash and cash equivalents. There were no borrowings outstanding under the Company’s revolving credit facility and $200.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments

Subsequent to September 30, 2022, Lamar paid down $75.0 million of its outstanding balances under the Accounts Receivable Securitization Program. Currently, there is $125.0 million in balances outstanding under the Accounts Receivable Securitization Program and our revolving credit facility remains undrawn.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the severity and duration of the COVID-19 pandemic and its impact on our business, financial condition and results of operations; (3) the state of the economy and financial markets generally, including inflationary pressures and the effect of the broader economy on the demand for advertising; (4) the continued popularity of outdoor advertising as an advertising medium; (5) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (6) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (7) the regulation of the outdoor advertising industry by federal, state and local governments; (8) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (9) changes in accounting principles, policies or guidelines; (10) changes in tax laws applicable to REITs or in the interpretation of those laws; (11) our ability to renew expiring contracts at favorable rates; (12) our ability to successfully implement our digital deployment strategy; and (13) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures
The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in earnings (loss) of investees, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets, transactions expenses and investments and capitalized contract fulfillment costs, net.
•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.
•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.
•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.
•We define AFFO as FFO before (i) straight-line revenue and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.
•Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.
•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets.
•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.
•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.
Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information
A conference call will be held to discuss the Company’s operating results on Friday, November 4, 2022 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-203-518-9895 or 1-800-420-1271
Passcode:	63104

Live Webcast:	www.lamar.com/About/Investors/Presentations

Webcast Replay:	www.lamar.com/About/Investors/Presentations
Available through Friday, November 11, 2022 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information
Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with approximately 4,300 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues	$527,390	$476,894	$1,496,630	$1,292,827
Operating expenses (income)
Direct advertising expenses	169,740	147,310	493,926	419,873
General and administrative expenses	84,212	80,245	250,185	223,514
Corporate expenses	22,242	18,653	66,715	52,806
Stock-based compensation	5,108	13,076	14,331	22,540
Capitalized contract fulfillment costs, net	(772)	—	(463)	(900)
Transaction expenses	93	—	3,769	—
Depreciation and amortization	65,833	84,300	202,210	205,671
Gain on disposition of assets	(53)	(26)	(1,990)	(1,922)
Total operating expense	346,403	343,558	1,028,683	921,582
Operating income	180,987	133,336	467,947	371,245
Other expense (income)
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(248)	(198)	(742)	(554)
Interest expense	33,545	26,125	89,824	80,638
Equity in earnings of investee	(1,554)	(1,141)	(2,655)	(1,141)
	31,743	24,786	86,427	100,547
Income before income tax expense	149,244	108,550	381,520	270,698
Income tax expense	3,056	1,712	8,976	5,922
Net income	146,188	106,838	372,544	264,776
Preferred stock dividends	91	91	273	273
Net income applicable to common stock	$146,097	$106,747	$372,271	$264,503
Earnings per share:
Basic earnings per share	$1.44	$1.05	$3.67	$2.62
Diluted earnings per share	$1.44	$1.05	$3.66	$2.61
Weighted average common shares outstanding:
Basic	101,580,997	101,195,158	101,469,918	101,097,124
Diluted	101,685,965	101,401,754	101,599,157	101,298,444
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$251,196	$230,686	$685,804	$596,634
Interest, net	(31,720)	(24,484)	(84,555)	(75,679)
Current tax expense	(2,417)	(2,277)	(7,125)	(4,744)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(41,006)	(30,097)	(116,808)	(71,513)
Free cash flow	$175,962	$173,737	$477,043	$444,425

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	September 30, 2022	December 31, 2021
Selected Balance Sheet Data:
Cash and cash equivalents	$79,355	$99,788
Working capital deficit	$(238,808)	$(274,358)
Total assets	$6,278,519	$6,047,494
Total debt, net of deferred financing costs (including current maturities)	$3,216,285	$3,013,595
Total stockholders’ equity	$1,274,285	$1,217,089

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Selected Cash Flow Data:
Cash flows provided by operating activities	$224,475	$202,977	$537,105	$488,234
Cash flows used in investing activities	$94,086	$138,568	$402,464	$203,238
Cash flows used in financing activities	$142,559	$45,496	$154,842	$319,139

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$224,475	$202,977	$537,105	$488,234
Changes in operating assets and liabilities	(5,237)	2,413	59,581	31,588
Total capital expenditures	(41,006)	(30,097)	(116,808)	(71,513)
Preferred stock dividends	(91)	(91)	(273)	(273)
Capitalized contract fulfillment costs, net	(772)	—	(463)	(900)
Transaction expenses	93	—	3,769	—
Other	(1,500)	(1,465)	(5,868)	(2,711)
Free cash flow	$175,962	$173,737	$477,043	$444,425

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$146,188	$106,838	$372,544	$264,776
Loss on extinguishment of debt	—	—	—	21,604
Interest income	(248)	(198)	(742)	(554)
Interest expense	33,545	26,125	89,824	80,638
Equity in earnings of investee	(1,554)	(1,141)	(2,655)	(1,141)
Income tax expense	3,056	1,712	8,976	5,922
Operating income	180,987	133,336	467,947	371,245
Stock-based compensation	5,108	13,076	14,331	22,540
Capitalized contract fulfillment costs, net	(772)	—	(463)	(900)
Transaction expenses	93	—	3,769	—
Depreciation and amortization	65,833	84,300	202,210	205,671
Gain on disposition of assets	(53)	(26)	(1,990)	(1,922)
Adjusted EBITDA	$251,196	$230,686	$685,804	$596,634

Capital expenditure detail by category:
Billboards - traditional	$12,165	$5,706	$30,388	$13,077
Billboards - digital	19,218	15,140	61,172	37,841
Logo	3,636	2,898	9,639	7,465
Transit	817	564	3,021	1,774
Land and buildings	2,467	2,871	5,102	5,233
Operating equipment	2,703	2,918	7,486	6,123
Total capital expenditures	$41,006	$30,097	$116,808	$71,513

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$527,390	$476,894	10.6%	$1,496,630	$1,292,827	15.8%
Acquisitions and divestitures	—	20,663		—	46,925
Acquisition-adjusted net revenue	$527,390	$497,557	6.0%	$1,496,630	$1,339,752	11.7%
Reported direct advertising and G&A expenses	$253,952	$227,555	11.6%	$744,111	$643,387	15.7%
Acquisitions and divestitures	—	13,718		—	32,834
Acquisition-adjusted direct advertising and G&A expenses	$253,952	$241,273	5.3%	$744,111	$676,221	10.0%
Outdoor operating income	$273,438	$249,339	9.7%	$752,519	$649,440	15.9%
Acquisition and divestitures	—	6,945		—	14,091
Acquisition-adjusted outdoor operating income	$273,438	$256,284	6.7%	$752,519	$663,531	13.4%
Reported corporate expense	$22,242	$18,653	19.2%	$66,715	$52,806	26.3%
Acquisitions and divestitures	—	—		—	—
Acquisition-adjusted corporate expenses	$22,242	$18,653	19.2%	$66,715	$52,806	26.3%
Adjusted EBITDA	$251,196	$230,686	8.9%	$685,804	$596,634	14.9%
Acquisitions and divestitures	—	6,945		—	14,091
Acquisition-adjusted EBITDA	$251,196	$237,631	5.7%	$685,804	$610,725	12.3%

(a)    Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2021 for acquisitions and divestitures for the same time frame as actually owned in 2022.

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$146,188	$106,838	36.8%	$372,544	$264,776	40.7%
Loss on extinguishment of debt	—	—		—	21,604
Interest expense, net	33,297	25,927		89,082	80,084
Equity in earnings of investee	(1,554)	(1,141)		(2,655)	(1,141)
Income tax expense	3,056	1,712		8,976	5,922
Operating income	180,987	133,336	35.7%	467,947	371,245	26.0%
Corporate expenses	22,242	18,653		66,715	52,806
Stock-based compensation	5,108	13,076		14,331	22,540
Capitalized contract fulfillment costs, net	(772)	—		(463)	(900)
Transaction expenses	93	—		3,769	—
Depreciation and amortization	65,833	84,300		202,210	205,671
Gain on disposition of assets	(53)	(26)		(1,990)	(1,922)
Outdoor operating income	$273,438	$249,339	9.7%	$752,519	$649,440	15.9%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total operating expense	$346,403	$343,558	0.8%	$1,028,683	$921,582	11.6%
Gain on disposition of assets	53	26		1,990	1,922
Depreciation and amortization	(65,833)	(84,300)		(202,210)	(205,671)
Transaction expenses	(93)	—		(3,769)	—
Capitalized contract fulfillment costs, net	772	—		463	900
Stock-based compensation	(5,108)	(13,076)		(14,331)	(22,540)
Acquisitions and divestitures	—	13,718		—	32,834
Acquisition-adjusted consolidated expense	$276,194	$259,926	6.3%	$810,826	$729,027	11.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Adjusted Funds from Operations:
Net income	$146,188	$106,838	$372,544	$264,776
Depreciation and amortization related to real estate	63,089	81,580	193,164	197,395
Gain from sale or disposal of real estate, net of tax	(10)	83	(1,783)	(1,712)
Adjustments for unconsolidated affiliates and non-controlling interest	(1,364)	(903)	(2,135)	(618)
Funds from operations	$207,903	$187,598	$561,790	$459,841
Straight-line expense	741	466	2,884	2,195
Capitalized contract fulfillment costs, net	(772)	—	(463)	(900)
Stock-based compensation expense	5,108	13,076	14,331	22,540
Non-cash portion of tax provision	639	(565)	1,851	1,178
Non-real estate related depreciation and amortization	2,743	2,720	9,046	8,276
Amortization of deferred financing costs	1,577	1,443	4,527	4,405
Loss on extinguishment of debt	—	—	—	21,604
Transaction expenses	93	—	3,769	—
Capitalized expenditures-maintenance	(13,008)	(13,094)	(44,681)	(32,697)
Adjustments for unconsolidated affiliates and non-controlling interest	1,364	903	2,135	618
Adjusted funds from operations	$206,388	$192,547	$555,189	$487,060
Divided by weighted average diluted common shares outstanding	101,685,965	101,401,754	101,599,157	101,298,444
Diluted AFFO per share	$2.03	$1.90	$5.46	$4.81